SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 15, 2004

Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Galloping Hill Road Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)
(908) 298-4000
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this 8-K:

99.1 Press Release issued by MERCK/Schering-Plough Pharmaceuticals on March 8, 2004 titled "Ezetimibe with Simvastatin Provided Significantly Greater Reductions in LDL Cholesterol Compared to Lipitor and Zocor Across Dosing Ranges, New Studies Showed"

99.2 Press Release issued by MERCK/Schering-Plough Pharmaceuticals on March 10, 2004 titled "Adding ZETIA to Statin Therapy Produced Significant Reductions in LDL-Cholesterol in Community-Based Trial of More Than 3,000 Patients"

99.3 March 15, 2004 Investor Frequently Asked Questions and Answers

Item 9. Regulation FD Disclosure

Schering-Plough is filing several press releases and investor frequently asked questions (FAQs) about the products ZETIA and VYTORIN as exhibits to this 8-K. The press releases and FAQs are also available on Schering-Plough's Web site at www.schering-plough.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By:_/s/ Robert J. Bertolini_____

Robert J. Bertolini

Executive Vice President and

Chief Financial Officer

Date: March 15, 2004

Exhibit Index

The following exhibit is filed with this 8-K:

99.1 Press Release issued by MERCK/Schering-Plough Pharmaceuticals on March 8, 2004 titled "Ezetimibe with Simvastatin Provided Significantly Greater Reductions in LDL Cholesterol Compared to Lipitor and Zocor Across Dosing Ranges, New Studies Showed"

99.2 Press Release issued by MERCK/Schering-Plough Pharmaceuticals on March 10, 2004 titled "Adding ZETIA to Statin Therapy Produced Significant Reductions in LDL-Cholesterol in Community-Based Trial of More Than 3,000 Patients"

99.3 March 15, 2004 Investor Frequently Asked Questions and Answers